EXHIBIT 99.1

Visium Technologies Executes Non-Binding Term Sheet for Assignment of Specified Device Rights into a Newly Formed Indonesian Vehicle

Fairfax, Virginia — September [__], 2026 — Visium Technologies, Inc. (OTCID: VISM) (the “Company”) today announced that it has executed a non-binding term sheet with counterparties concerning a proposed assignment of specified contract-use, offtake, and deployment rights.

Under the term sheet, those rights would be assigned into a newly formed Indonesian limited-liability PMA company. A wholly owned Delaware subsidiary of the Company would hold a 99 percent interest in that PMA company. The proposed transaction is an assignment of identified rights. It is not an acquisition of the equity of any existing operating company. It would not cause the Company to manufacture semiconductor devices or to assume historical liabilities of the design firm.

Paul R. Taylor, Chairman and Chief Executive Officer, said: “Markets do not pay for adjectives. They pay for rights that survive a closing. We are not announcing a factory, a partner, or a watt. We are putting a defined bundle of rights into a clean vehicle, leaving every inherited liability where it belongs, and refusing to call the work finished until the last condition exists in fact.”

The term sheet is non-binding except for customary provisions on exclusivity, confidentiality, expenses, and governing law. Economic terms remain subject to Board authorization. Any closing consideration is expected to consist of a newly designated series of non-voting convertible preferred stock issued in a private placement under Section 4(a)(2) of the Securities Act of 1933 and Rule 506(b). No cash is payable at a closing unless the Board separately authorizes a cash component.

Closing, if it occurs, remains subject to conditions that have not been satisfied, including written device specifications, required third-party and change-of-control consents, U.S. export-control classification and screening, Indonesian corporate and special-economic-zone approvals, site rights that survive closing, and corporate approvals required under Florida law. There can be no assurance that those conditions will be satisfied, that a definitive agreement will be executed, or that the transaction will close on the contemplated terms or at all.

Certain persons who beneficially own voting securities of the Company, and the Company’s Chairman and Chief Executive Officer, have relationships with parties expected to participate in the negotiation or performance of the proposed transaction. Those relationships will be disclosed in the Company’s filings to the extent required by the Exchange Act and Florida law. The term sheet requires review under Section 607.0832 of the Florida Business Corporation Act. That review has not been completed.

The Company is not announcing a partnership, a manufacturing arrangement, allocated power capacity, or projected revenue. The Company will file a Current Report on Form 8-K if and when it enters a material definitive agreement or completes a transaction that requires disclosure under the Exchange Act. Investors should rely solely on the Company’s filings with the Securities and Exchange Commission.

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About Visium Technologies, Inc.

Visium Technologies, Inc. is a publicly traded technology holding company headquartered in Fairfax, Virginia. The company focuses on advanced technology platforms, AI-driven operational systems, analytics, and enterprise intelligence solutions.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to platform capabilities, anticipated operational benefits, customer adoption, future deployments, and market opportunities. Actual results may differ materially from those expressed or implied due to a variety of risks and uncertainties, including technology performance, market conditions, customer adoption rates, regulatory considerations, and other factors. Visium Technologies, Inc. and ConnexŪS Ai undertake no obligation to update forward-looking statements except as required by applicable law.

Media Contacts

Visium Technologies — Press: press@visiumtechnologies.com

Visium Technologies — Investor Relations: ir@visiumtechnologies.com

IR Concierge: 888-344-9850

Visium Technologies

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